EXHIBIT 4.1



                          COSTCO WHOLESALE CORPORATION

                                       and

                   U.S. BANK National Association, as Trustee

                           --------------------------

                             Senior Debt Securities

                          First Supplemental Indenture

                           ---------------------------

                           Dated as of March 20, 2002



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                          First Supplemental Indenture

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 20, 2002 (the "First Supplemental Indenture"), between COSTCO WHOLESALE CORPORATION, a corporation duly organized and existing under the laws of the State of Washington (herein called the "Company"), having its principal offices at 999 Lake Drive, Issaquah, Washington 98027, and U.S. BANK National Association, as Trustee (herein called the "Trustee"), under the Indenture, dated as of October 26, 2001, between the Company and the Trustee (the "Base Indenture").

                             RECITALS OF THE COMPANY

     Whereas, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance from time to time of the Company's senior debt securities to be issued in one or more series as might be determined by the Company under the Base Indenture;

     Whereas, the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture for the purposes of adding terms of senior debt securities or curing ambiguities or inconsistencies in such Base Indenture or making other provisions;

     Whereas, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance from time to time of its senior debt securities, to be issued in one or more series as in this First Supplemental Indenture provided; and

     Whereas, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

Paragraph A. INCORPORATION BY REFERENCE

     Articles I through XV of the Costco Wholesale Corporation Standard Multiple-Series Indenture Provisions, dated as of March 20, 2002, a copy of which is attached hereto as Annex "A", are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

                            [Signature Pages Follow]




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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed and attested as of the day and year first above written.

                                 COSTCO WHOLESALE CORPORATION



                                 By
                                    -------------------------------------------
                                    Executive Vice President

Attest



---------------------------
Title:  Assistant Secretary



                                  U.S. BANK National Association,
                                    as Trustee


                                  By
                                     -----------------------------------------
                                     Title: Authorized Signatory

Attest



---------------------------
Title:  Assistant Secretary



                   First Supplemental Indenture Signature Page